Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Dividend Advantage Municipal Fund 2
333-71922
811-10551

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             2,038,755
                       207
   Against
                162,188
                         16
   Abstain
                  45,227
                         18
   Broker Non-Votes
                674,929
                       850
      Total
             2,921,099
                    1,091



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             2,046,977
                       207
   Against
                158,613
                         14
   Abstain
                  40,580
                         20
   Broker Non-Votes
                674,929
                       850
      Total
             2,921,099
                    1,091



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012620.